UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   October 17, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code   (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Director Compensation

On October 17, 2005, the Compensation Committee of the Board of Directors of Dendrite International, Inc. (the “Company”) amended the Company’s director compensation program.  The new compensation program, which becomes effective as of January 1, 2006, provides that each non-employee director will receive an annual grant of 4,000 stock options and 5,000 restricted stock units, along with an annual cash retainer of $35,000.  Each non-employee director will also receive a per meeting fee of $1,000 for in-person attendance at board or committee meetings and $500 for telephonic meetings.  The Chairperson of the Audit Committee will also receive an annual cash retainer of $35,000, the Chairperson of the Compensation Committee will also receive an annual cash retainer of $15,000 and the Chairperson of the Corporate Governance and Nominating Committee will also receive an annual cash retainer of $10,000.  The Lead Director will also receive an annual grant of 4,000 restricted stock units and an annual cash retainer of $50,000.  All options granted will have an exercise price equal to the fair market value of the Company’s common stock as of the grant date.

Stock Ownership Incentive Program

On October 17, 2005, the Compensation Committee also approved an extension to its annual stock ownership incentive program (“SOIP”) covering those members of the Company’s management and its directors who are required under the Company’s Share Ownership Program to maintain ownership of a designated number of shares of the Company’s common stock. Participants in the SOIP receive four stock options for every share of common stock that a participant purchases on the open market or six stock options for every share purchased by the participant by exercising and holding existing stock options previously granted to the participant, in each case during the open window trading period in the fourth quarter of 2005. A maximum of 3,000 shares purchased by each participant under the program in 2005 are eligible for the option grants and no single transaction may be less than 500 shares.  The options will be granted under and subject to the Company’s 1997 Stock Incentive Plan and will have an option price equal to the closing price of the Company’s common stock on the date preceding the purchase date.  The options granted under the SOIP will vest on December 31, 2005 but will remain subject to a sales restriction for one year from the date of grant.  Shares purchased in connection with the SOIP will be restricted for one year from the date of purchase.  Subject to trading window restrictions, shares can be purchased in connection with the SOIP by providing written notice of a person’s intent to make a purchase pursuant to the SOIP.  The program may be amended, terminated or extended at any time by the Compensation Committee of the Board of Directors as it deems necessary or appropriate.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2005, the Board of Directors of the Company approved a number of changes to the Company’s By-laws and adopted Amended and Restated By-laws of the Company, effective October 18, 2005, to effect those changes.  The changes to the By-laws, which do not require shareholder approval, generally have the effect of modernizing and clarifying the By-laws, in some cases by setting forth specific procedures for actions by shareholders and directors, removing redundancies and inapplicable provisions, conforming certain provisions of the By-laws to the current provisions set forth in the New Jersey Business

Corporation Act (the “Act”) and eliminating certain provisions already provided for by operation of New Jersey law.

Among other items, the revisions to the By-laws:

•                                          Eliminate gender-specific terms.

•                                          Eliminate the requirement that in the absence of Board action designating the time for the annual meeting, the annual meeting be held on the third Tuesday of May.

•                                          Provide that only the Board or the Chairman of the Board, rather than the Board or the President, may call special meetings of shareholders.

•                                          Modify the quorum requirements for shareholder meetings to make them consistent with the Act.  The By-laws have been revised to provide that unless otherwise provided by law or the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting of the shareholders constitute a quorum rather than the holders of record of at least a majority of the Company’s shares issued and outstanding and entitled to vote.

•                                          Provide a more detailed list of officers authorized to preside at shareholder meetings.

•                                          Set forth Company policy with respect to the submission of the Board’s selection of auditors to the shareholders for ratification.

•                                          Provide that the number of directors are to be determined by a majority of the directors then in office.  The revision eliminates ambiguity by replacing the term “whole board” and eliminates the provision relating to shareholder participation in making such determination.

•                                          Clarify that the term “entire board” means the number of directors serving on the Board counting any vacancies as if they were filled.

•                                          Provide, consistent with the Act, that vacancies are to be filled by the affirmative vote of the remaining directors and that the Board may elect to reduce the size of the Board to eliminate a vacancy rather than to fill it and eliminate reference to shareholder participation in filling Board vacancies.

•                                          Allow notice of special meetings of the Board to be provided by facsimile or electronic mail.

•                                          Provide that the Chairman or directors requesting a special meeting of the Board or of a Board committee may postpone or relocate any such meeting with advance notice.

•                                          Provide that Board action by written consent may be taken without a meeting prior to the actual execution of the consent.

•                                          Clarify that the Board’s authority to determine director compensation includes authority to fix an annual fee or other type or manner of compensation to be paid to each director and/or each Board committee member.

•                                          Provide that officer resignations, which were to take effect at the time specified in the notice of resignation, are to take effect at such time or at such sooner time as the Board may determine.

•                                          Provide that the Chief Executive Officer of the Company is the ranking management officer of the Company.

•                                          Clarify the indemnification and expense reimbursement standards and procedures, clarify the definition of indemnifiable expenses and provide that the elimination of or amendment to the indemnification provisions will not deprive any person of rights that they would otherwise have had under such provisions.

•                                          Consistent with the Sarbanes-Oxley Act of 2002, eliminate the provision that the Company may make loans or guaranties or other assistance to any director or officer.  The Amended and Restated By-laws provide that the Company may make loans or advances to its employees only if consistent with applicable law including the Sarbanes-Oxley Act of 2002.

•                                          Eliminate the specific references to the registered office and registered agent and provide that the Board will determine the registered office and registered agent from time to time.

•                                          Provide that the Amended and Restated By-laws may only be amended, altered or repealed by a vote of a majority of the directors then in office.  The By-laws previously provided that the By-laws may be amended or repealed by a majority of the entire Board or by the holders of at least a majority of the Company’s shares issued and outstanding and entitled to vote.

•                                          Clarify the procedures for actions by written consent by shareholders, including the requirement that the Board fix a tabulation date within 60 days after the record date to tabulate the written consents and engage independent inspectors of elections to, among other things, promptly review the validity of the consents and count and tabulate the valid consents.

The description of the amendments to the By-laws set forth herein is qualified in its entirety by reference to the Amended and Restated By-laws attached as Exhibit 3.2.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits

3.2                                 Amended and Restated By-laws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: October 21, 2005	By:	CHRISTINE A. PELLIZZARI
Name: Christine A. Pellizzari
Title: Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-laws of the Company